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                    [Letterhead of Deloitte Touche Tohmatsu]

                                                                 Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-73954, 333-27761, 333-58466, and 333-76940 of Nam Tai Electronics, Inc. on
Form S-8 and on Registration Statements No. 333-58468 of Nam Tai Electronics, Inc. on Form F-3, of our report dated March 15, 2002, appearing in this Annual Report on Form 20-F of Nam Tai Electronics, Inc. for the year ended December 31, 2002.


/s/  Deloitte Touche Tohmatsu

Hong Kong
February 28, 2003